Exhibit 10.1

Third Amendment to FORBEARANCE

AGREEMENT

This THIRD AMENDMENT TO THE FORBEARANCE AGREEMENT (this “Amendment”) is made as of January 6, 2025 by and among Optimus Healthcare Services, Inc., a Florida corporation (and together with its successors and assigns, collectively, the “Borrower”), and Arena Investors, LP as agent (the “Agent”) for the purchasers (the “Purchasers”) listed on Schedule 1 to the Securities Purchase Agreement (herein defined).

W I T N E S S E T H:

WHEREAS, the Borrower, certain Purchasers and the Agent are parties to a certain Forbearance Agreement, made as of March 8, 2024, as amended on June 4, 2024 and September 10, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Forbearance Agreement”) pursuant to which the Borrower, the subsidiaries that are parties to the Securities Purchase Agreements, with respect to which financing statements have been filed, and the Guarantors (collectively, the “Credit Parties”) have requested that the Agent and the Purchasers forbear from exercising their rights and remedies with respect to the Specified Events of Default (as defined in the Forbearance Agreement) and to permit the Borrower’s Notes to remain outstanding notwithstanding the occurrence of the Specified Events of Default;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Forbearance Agreement.

SECTION 2. Amendment to Section 1(b) of the Forbearance Agreement. The first paragraph of Section 1(b) of the Forbearance Agreement is hereby amended and restated as follows:

“(b) Forbearance. Subject to all of the terms and conditions set forth herein, the Agent and the Purchasers agree to forbear from exercising their rights and remedies under the Transaction Documents solely with respect to the Specified Events of Default, until that date (the “Forbearance Termination Date”) which is the earliest to occur of: (i) January 31, 2025 (the “Outside Termination Date”); (ii) the date on which any Event of Default (other than the Specified Events of Default) occurs; and (iii) the date on which any Credit Party fails to comply with any term set forth in this Agreement, including, without limitation, the failure of any Credit Party to meet any Restructuring Milestone by the Applicable Deadline. As used herein, the term “Forbearance Period” shall mean the period beginning on the Forbearance Effective Date (as defined below) and ending on the Forbearance Termination Date.”

SECTION 3. Waiver. The Agent and the Purchasers hereby acknowledge and confirm their waiver by the Borrower providing any non-public information in accordance with Section 4.6 of the Purchase Agreements related to any Qualified Subsequent Financing (as defined in the Notes). The Company hereby confirms that the Qualified Subsequent Financing will be conducted on the terms set forth in the documentation previously provided to the Agent and the Purchasers.

SECTION 4. Reaffirmations and Ratifications. Each Credit Party hereby restates, ratifies and reaffirms all of the terms and provisions of the Forbearance Agreement. Without limiting the generality of the foregoing, each Credit Party hereby ratifies and affirms all of its payment and performance obligations, covenant obligations and all other obligations under the Forbearance Agreement, as amended hereby.

SECTION 5. Consideration. In consideration for entry into this Amendment, the Borrower acknowledges and agrees to issue the Purchasers such numbers of shares of a to-be-created preferred stock having a stated value equal to $225,000 in the same class and on the same terms and conditions as the preferred stock to be issued to the Purchasers upon consummation of a Qualified Subsequent Financing (as defined in the Notes).

SECTION 6. Conditions to Effectiveness. The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this Amendment and each and every provision hereof (the date on which all such conditions precedent are satisfied, the “Amendment Effective Date”):

(a) The Agent shall have received a copy of this Agreement duly executed by each of the Credit Parties and each of the Purchasers.

SECTION 7. Counterparts; Integration. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which will constitute an original, but all of which when taken together shall constitute a single contract. This Amendment constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Amendment.

SECTION 8. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Nevada.

SECTION 9. Transaction Document. This Amendment shall constitute a Transaction Document for all purposes.

SECTION 10. Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality or enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 11. Modification; No Novation. This Amendment may not be amended, waived or modified in any manner without the written consent of the party against whom the amendment, waiver or modification is sought to be enforced. This Amendment is not a novation nor is it to be construed as a release, waiver or modification of any of the terms, conditions, representations, warranties, covenants, rights or remedies set forth in the Forbearance Agreement.

[The remainder of this page is intentionally blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date hereof.

BORROWER:

Optimus Healthcare Services, Inc.

By:
Name:
Title:

GUARANTORS:

OPTIMUS HEALTHCARE SERVICES, INC.

By:
Name:
Title:

CLINICAL RESEARCH ALLIANCE ACQUISITION CORP.

By:
Name:
Title:

OPTIMUS HEALTH, INC.

By:
Name:
Title:

WORKER’S HEALTH RX, INC.

By:
Name:
Title:

OPTIMUS DIAGNOSTICS, INC.

By:
Name:
Title:

[Signature Page]

AGENT AND PURCHASERS:

Arena Investors, LP, as Agent

By:
	Name:	Lawrence Cutler
	Title:	Authorized Signatory

ARENA SPECIAL OPPORTUNITIES FUND, LP, as a Purchaser

By:
	Name:	Lawrence Cutler
	Title:	Authorized Signatory

ARENA SPECIAL OPPORTUNITIES PARTNERS I, LP, as a Purchaser

By:
	Name:	Lawrence Cutler
	Title:	Authorized Signatory

ARENA SPECIAL OPPORTUNITIES PARTNERS II, LP

By:
	Name:	Lawrence Cutler
	Title:	Authorized Signatory

[Signature Page]